As filed with the Securities and Exchange Commission on March 12, 2010

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE KNOT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3895178
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

462 Broadway, 6th Floor
New York, New York 10013
(212) 219-8555

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeremy Lechtzin
Senior Vice President, General Counsel and Secretary
The Knot, Inc.
462 Broadway, 6th Floor
New York, New York 10013
(212) 219-8555

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Brian B. Margolis, Esq.
Orrick, Herrington & Sutcliffe LLP
666 Fifth Avenue
New York, New York 10103
(212) 506-5000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______________

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,671,526 shares	(1)	$7.89	$28,968,341	$2,066

(1)	In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on The Nasdaq Global Market on March 5, 2010.
(3)	All of the shares of common stock offered hereby are for the account of the selling stockholder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 12, 2010

PROSPECTUS

THE KNOT, INC.

3,671,526 SHARES OF COMMON STOCK

This prospectus relates to the resale of 3,671,526 shares of common stock of The Knot, Inc. that may be offered and sold from time to time by the selling stockholder named in this prospectus. We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

The selling stockholder may offer its shares through public or private transactions at prevailing market prices or at privately negotiated prices. The selling stockholder may make sales directly to purchasers or through brokers, agents, dealers or underwriters or through a combination of these methods. The selling stockholder will bear all commissions and other compensation paid to brokers in connection with the sale of its shares.

Our common stock is traded on The Nasdaq Global Market under the symbol KNOT. On March 10, 2010, the closing sale price of the common stock on The Nasdaq Global Market was $8.00 per share. You are urged to obtain current market quotations for the common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 12, 2010.

The Knot’s principal executive offices are located at 462 Broadway, 6th Floor, New York, New York, 10013. Our telephone number is (212) 219-8555. The address of our corporate website is www.theknotinc.com. Our website address is provided solely for informational purposes, and the information contained on our website does not constitute part of this prospectus.

Unless the context otherwise indicates, references in this prospectus to “The Knot,” “we,” “us” and “our” refer to The Knot, Inc., its divisions and its subsidiaries.

The Knot, WeddingChannel.com, The Nest, and The Bump are our registered trademarks.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

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PROSPECTUS SUMMARY

The Knot, Inc.

We are the premier media company devoted to weddings, pregnancy, and everything in between, providing young women with the trusted information, products, and advice they need to guide them through the most transformative events of their lives. Our family of premium brands began with the industry’s #1 wedding brand, The Knot, and has grown to include WeddingChannel.com, The Nest, and The Bump. Our groundbreaking community platforms and incomparable content have ignited passionate communities across the country. We are recognized by the industry for being innovative in all media — from the web to social media and mobile, to magazines and books, television and video. For our advertisers and partners, we offer the consummate opportunity to connect with our devoted communities as they make the most important decisions of their lives. Founded in 1996, The Knot, Inc. is made up of four major revenue categories: online sponsorship and advertising, registry services, merchandise, and publishing.

The Offering

Up to an aggregate of 3,671,526 shares of our common stock may be sold by the selling stockholder identified in this prospectus from time to time, as discussed in “Plan of Distribution” below. These shares of our common stock are being registered pursuant to the terms of a registration rights agreement between us and the selling stockholder. The selling stockholder may offer its shares through public or private transactions at prevailing market prices or at privately negotiated prices. The selling stockholder may make sales directly to purchasers or through brokers, agents, dealers or underwriters or through a combination of these methods. The selling stockholder will bear all commissions and other compensation paid to brokers in connection with the sale of its shares. We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Part I — Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 on file with the Unites States Securities and Exchange Commission, or SEC, which are incorporated by reference in this prospectus, in each case as those risk factors are amended or supplemented by our subsequent filings with the SEC. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. If any of these risks actually occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading “Risk Factors”, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Any such forward-looking statements represent management’s views as of the date of the document in which such forward-looking statement is contained. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder.

The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting or tax services or any other expenses incurred by the selling stockholder in disposing of the shares, except as noted below. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, The Nasdaq Global Market listing fees, and fees and expenses of our counsel and our accountants. In addition, we will pay the reasonable fees and expenses of counsel selected by the selling stockholder.

SELLING STOCKHOLDER

We issued the shares of common stock covered by this prospectus in two different transactions involving affiliates of the selling stockholder listed below. Specifically, certain of these shares were issued to an affiliate of May Department Stores Company (“May Company”) in a private placement in 2002 and certain other of these shares were issued to an affiliate of Federated Department Stores, Inc., now known as Macy’s, Inc. (“Macy’s”) in 2006 and 2008 in a transaction exempt from the Securities Act in connection with our acquisition of WeddingChannel.com, Inc. (“WeddingChannel.com”). Macy’s acquired May Company through a merger effective August 30, 2005. The following table sets forth, to our knowledge, certain information about the selling stockholder as of January 25, 2010.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, the entity named in the table has sole voting and investment power with respect to its shares of common stock.

The following table may be expanded or supplemented in prospectus supplements as new information becomes available to us. All information contained in the table is based upon information provided to us by the selling stockholder, and we have not independently verified this information.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)		Number of Shares of Common Stock Being Offered	Shares of Common Stock to be Beneficially Owned After Offering(1)
	Number	Percentage		Number	Percentage
Macy’s Corporate Services, Inc.	3,671,526	10.9%	3,671,526	0	0.0%

(1)	We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholder might not sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

The selling stockholder has not held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years, except as follows.

Macy’s accounted for approximately 8.6% of our consolidated net revenue during the year ended December 31, 2009.

As of June 1, 1999, our subsidiary WeddingChannel.com and Macy’s entered into a registry agreement (the “Old Registry Agreement”). The Old Registry Agreement, as amended and supplemented, provided that WeddingChannel.com was responsible for the operation and maintenance of the website from which all bridal registries for the department stores owned by Macy’s could be accessed. WeddingChannel.com received a commission from the sale of Macy’s merchandise through this website. For the years ended December 31, 2009, 2008 and 2007, WeddingChannel.com recorded registry services revenue under the Old Registry Agreement of $7.4 million, $8.2 million and $8.2 million, respectively, and recorded other service fees from Macy’s of $167,000, $127,000 and $412,000, respectively.

We also recorded revenue under other advertising agreements with Macy’s, which aggregated approximately $1.5 million, $1.0 million and $922,000 for the years ended December 31, 2009, 2008 and 2007, respectively. (The amount for 2007 excludes revenue recorded under the Media Services Agreement discussed below.) At December 31, 2009, we had accounts receivable from Macy’s of $444,000.

On January 11, 2010, Macy’s and WeddingChannel.com entered into an agreement to terminate the Old Registry Agreement (the “Termination Agreement”), which had been scheduled to expire in January 2011, and entered into a new registry agreement (the “New Registry Agreement”). The initial term of the New Registry Agreement is three years from the last launch date of the new Macy’s and Bloomingdale’s online registry platforms, followed by an automatic renewal term of two additional years (subject to either party’s election not to renew with 90 days notice before the expiration of the initial term). Under the New Registry Agreement, WeddingChannel.com will no longer host and manage the registry websites for Macy’s and Bloomingdale’s. Instead, the New Registry Agreement is similar to contracts that WeddingChannel.com has with its other retail partners, whereby we only receive a commission for purchases originating from our websites. Also, the New Registry Agreement currently provides that Macy’s will continue to be a premier partner on our universal registry engine, Gift Registry 360, under the New Registry Agreement. The Old Registry Agreement will terminate after a transition period to fully implement the launch of the new Macy’s and Bloomingdale’s online registry platforms under the New Registry Agreement, which began in February 2010. Under the Termination Agreement, Macy’s has agreed to spend $3,000,000 between February 1, 2010 and January 31, 2011 for advertising and sponsorship programs with us designed to promote the new Macy’s and Bloomingdale’s online registry platforms. Pursuant to the Termination Agreement, Macy’s paid WeddingChannel.com $1,000,000 in February 2010 as a premium for agreeing to the early termination of the Old Registry Agreement. In addition, Macy’s is obligated under the Termination Agreement to pay WeddingChannel.com service fees if the transition period to implement the operation of each of the new Macy’s and Bloomingdale’s online registry platforms under the New Registry Agreement extends beyond agreed-upon dates.

On February 19, 2002, we entered into a Common Stock Purchase Agreement (the “May Bridal Agreement”) with May Bridal, an affiliate of May Company, pursuant to which we sold 3,575,747 shares of our common stock to May Bridal for $5,000,000 in cash. The May Bridal Agreement provided that if we proposed to sell, transfer or otherwise issue any common or preferred stock or other interest convertible into common stock (“equity interests”) to any third party (other than shares previously reserved or certain shares which shall be reserved for future issuance pursuant to stock incentive plans approved by our Board of Directors or stockholders) and which transaction would dilute May Bridal’s interest in the common stock or voting power of The Knot before such transaction by more than one percentage point, then we would offer May Bridal the right to acquire a similar equity interest, on the same terms and conditions as offered to the third party, in such amount as to preserve its percentage interest in the common stock and voting power of The Knot. If we proposed to acquire any equity interest from a third party, which transaction would result in May Bridal’s interest in the common stock or voting power of The Knot exceeding 20%, then we would offer to acquire equity interests from May Bridal on the same terms as offered to the third party, to permit May Bridal to own less than 20% of the common stock or voting power of The Knot after the transaction. In addition, under an amendment to the May Bridal Agreement dated November 11, 2003, so long as May Bridal owned more than 10% of the common stock or voting power of The Knot, May Bridal would have the right to designate one member of our Board of Directors and to nominate and submit such person for election by our stockholders. May Bridal waived its right to acquire equity interests in connection with the sale of common stock by The Knot in November 2003.

On February 19, 2002, we also entered into an agreement (the “Media Services Agreement”) with May Company pursuant to which we jointly developed integrated marketing programs to promote and support those May Company department stores that offered wedding registry services. The Media Services Agreement, as amended, had an initial term of three years expiring in February 2005 and could be automatically extended for up to three additional one-year terms unless terminated by May Company. In November 2004 and 2005, the Media Services Agreement was automatically extended through February 2006 and February 2007, respectively.

May Bridal was merged into May Company in January 2005. Macy’s waived its right to acquire equity interests in connection with the sales of common stock by The Knot during the three months ended September 30, 2006. Macy’s elected to terminate the Media Services Agreement as of February 2007. For the year ended December 31, 2007, we recorded revenues under the Media Services Agreement in the amount of $68,000.

On June 5, 2006, we entered into an agreement with Macy’s (the “Macy’s Corporate Agreement”) ,which was effective on September 8, 2006, the date of the closing of our acquisition of WeddingChannel.com. Pursuant to this agreement, for so long as it owns more than 5% of the outstanding common stock or voting power of The Knot, Macy’s shall have the right to designate one member of our Board of Directors and to nominate and submit such person for election by our stockholders, as contemplated by the similar provision in the May Bridal Agreement. The Macy’s Corporate Agreement also provided that if its ownership percentage of the common stock or voting power of The Knot decreased below such level, Macy’s was to be entitled to designate one observer to attend the meetings of our Board of Directors for so long as the Old Registry Agreement remained in effect. For purposes of the Macy’s Corporate Agreement, the outstanding common stock or voting power of The Knot shall be based on the outstanding common stock or voting power of The Knot immediately following the closing of our acquisition of WeddingChannel.com and only sales or transfers (other than transfers to affiliates of Macy’s) of our common stock by Macy’s or any of its affiliates shall be taken into consideration in determining whether the 5% ownership level has been satisfied.

On October 3, 2006, Peter Sachse was appointed to our Board of Directors, following the exercise by Macy’s of its right under the Macy’s Corporate Agreement and its selection of Mr. Sachse as its designee. On April 11, 2007, Mr. Sachse resigned from our Board of Directors, but continued to attend board meetings thereafter as the designated observer of Macy’s, pursuant to the request of Macy’s and a resolution approved by our Board of Directors granting Macy’s the right to designate one observer to attend board meetings in lieu of designating one representative to our Board of Directors.

In connection with the termination of the Old Registry Agreement, the Macy’s Corporate Agreement was amended on January 11, 2010 to provide that if Macy’s sells shares of our common stock owned by it and any such sale results in the termination of the right of Macy’s to nominate one representative to our Board of Directors pursuant to the Macy’s Corporate Agreement, Macy’s shall promptly notify us of such sale, and in any event within two business days of the transaction.

On February 16, 2010, our Board of Directors appointed Mr. Sachse as director. Mr. Sachse was appointed to our Board of Directors because Macy’s notified us that it was again exercising its right under the Macy’s Corporate Agreement to nominate one member of our Board of Directors, and selecting Mr. Sachse as its designee.

Mr. Sachse has been Chief Marketing Officer of Macy’s since February 2009 and served under that title from June 2003 to May 2007 and as President of Macy’s Corporate Marketing from May 2007 to February 2009. Mr. Sachse has also been Chairman and Chief Executive Officer of the macys.com division of Macy’s since April 2006. Mr. Sachse is an executive officer of Macy’s.

On April 30, 2008, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Macy’s. Pursuant to the Macy’s Corporate Agreement, Macy’s is entitled to certain rights to cause us to register its shares of our common stock for resale under the Securities Act of 1933, as amended. The Registration Rights Agreement is the definitive agreement with respect to these registration rights. Under the Registration Rights Agreement, the shares that are eligible for registration rights are those shares of our common stock that are restricted securities under the Securities Act, and owned by Macy’s and its affiliates as of the date of the Registration Rights Agreement (the “Registrable Securities”). Macy’s and any person or entity to whom Macy’s sells, transfers or assigns in the aggregate 10% or more of the Registrable Securities are entitled to registration rights under the Registration Rights Agreement (each, a “Holder”). At any time after the date of the Registration Rights Agreement that we are eligible to file a registration statement on Form S-3, a Holder owning at least 20% of the Registrable Securities has the right to demand that we file a registration statement on Form S-3, provided that the aggregate amount of securities to be sold under the registration statement on Form S-3 must be at least $10,000,000. We are obligated to file no more than one registration statement on Form S-3. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. If we register any securities for public sale, subject to certain exceptions, Holders have the right to include Registrable Securities in the registration statement. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, and The Knot to limit the number of shares included in any such registration under specified circumstances. We will pay all expenses relating to demand registrations and piggyback registrations, other than underwriting discounts and commissions. However, we will not pay for the expenses of any demand registration if the request is subsequently withdrawn by the Holders, subject to specified exceptions. Each of The Knot and the Holders and certain of their affiliates and representatives have certain rights to indemnification in connection with the registration of Registrable Securities. The registration rights for each Holder terminate on the earlier of (1) the date that all Registrable Securities held by such Holder may be sold in a single three-month period under the Securities and Exchange Commission’s Rule 144, or (2) the date on which there are no Holders owning Registrable Securities constituting at least 5% of our common stock outstanding as of the closing of our acquisition of WeddingChannel.com on September 8, 2006.

The filing of the registration statement, of which this prospectus is a part, is a result of Macy’s notification to us of its demand under the Registration Rights Agreement to register for resale all 3,671,526 shares of our common stock owned by it on a Form S-3 registration statement.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. The term “selling stockholder” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholder may sell its shares by one or more of, or a combination of, the following methods:

•	underwritten transactions;
•	other ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
•	an exchange distribution in accordance with the rules of The Nasdaq Global Market;
•	in privately negotiated transactions;
•	in short sales effected after the date the registration statement is declared effective;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and
•	broker-dealers may agree to sell a specified number of such shares at a stipulated price per share.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act.

We have agreed with the selling stockholder to keep the Registration Statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares held by the selling stockholder may be sold in a single three-month period under Rule 144 under the Securities Act or (ii) such time as the Selling stockholder owns fewer than five percent of our common stock outstanding as of the closing of our acquisition of WeddingChannel.com on September 8, 2006.

LEGAL MATTERS

The validity of the shares offered by this prospectus will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, New York, New York.

EXPERTS

The consolidated balance sheets of The Knot, Inc. as of December 31, 2009 and 2008 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2009 appearing in The Knot, Inc.’s Annual Report (Form 10-K), including the schedule appearing therein, and the effectiveness of The Knot, Inc.’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to our Certificate of Incorporation, our Bylaws and the General Corporation Law of the State of Delaware, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2009;
(2)	Our Current Reports on Form 8-K filed on January 11, 2010, February 22, 2010 and February 22, 2010; and
(3)	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-28271) under Section 12(g) of the Exchange Act

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, before the termination of this offering, shall be deemed to be incorporated by reference into this prospectus.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to you at no cost a copy of any or all of the information incorporated by reference into this prospectus. You may make a request for a copy of this information in writing or by telephone. Requests should be directed to:

The Knot, Inc.
Attention: Investor Relations
462 Broadway, 6th Floor
New York, NY 10013
(212) 219-8555
ir@theknot.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by The Knot, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, or tax services or any other expenses incurred by the selling stockholder in disposing of the shares, except for the reasonable fees and expenses of counsel selected by the selling stockholder, which we will pay). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$2,066
Legal fees and expenses	$35,000
Accounting fees and expenses	$25,000
Miscellaneous expenses	$10,000
Total expenses	$72,066

Item 15. Indemnification of Directors and Officers.

The registrant’s amended and restated certificate of incorporation provides that the liability of a director of the registrant shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. Under the Delaware General Corporation Law, the registrant’s directors have a fiduciary duty to the registrant which is not eliminated by this provision of the amended and restated certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available.

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director:

•	for any breach of the director's duty of loyalty to the registrant or its stockholders;
•	for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for the payment of dividends or approval of stock repurchases or redemptions that are prohibited by the Delaware General Corporation Law; or
•	for any transaction from which the director derived an improper personal benefit.

The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's certificate of incorporation, bylaws, any agreement, a vote of stockholders or otherwise. The registrant’s amended and restated certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law and provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This indemnification shall be against expenses including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding.

The registrant has entered into indemnification agreements with each of its current directors and executive officers, in addition to the indemnification provided for in the registrant’s amended and restated certificate of incorporation. The registrant believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. In addition, the registrant has obtained liability insurance for its directors and officers.

Item 16. Exhibits

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Registration number 333-87345) (the “Form S-1”))
4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to the Form S-1)
4.3	Specimen Common Stock certificate (incorporated by reference to the identically numbered exhibit in the Form S-1)
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 12, 2010.

THE KNOT, INC.

By:	/s/ DAVID LIU David Liu President, Chief Executive Officer and Chairman of the Board of Directors

SIGNATURES AND POWER OF ATTORNEY

Each of the undersigned officers and directors of The Knot, Inc. hereby severally constitutes and appoints David Liu and John P. Mueller, and each one of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ DAVID LIU David Liu	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 12, 2010
/s/ JOHN P. MUELLER John P. Mueller	Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2010
/s/ CHARLES BAKER Charles Baker	Director	March 12, 2010
/s/ IRA CARLIN Ira Carlin	Director	March 12, 2010
/s/ LISA GERSH Lisa Gersh	Director	March 12, 2010
/s/ EILEEN NAUGHTON Eileen Naughton	Director	March 12, 2010
/s/ PETER SACHSE Peter Sachse	Director	March 12, 2010

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Registration number 333-87345) (the “Form S-1”))
4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to the Form S-1)
4.3	Specimen Common Stock certificate (incorporated by reference to the identically numbered exhibit in the Form S-1)
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).